Exhibit 3.1
August 17, 2010
FLORIDA DEPARTMENT OF STATE
Division of Corporations

DISCOUNT COUPONS CORPORATION
3521 KINGS ROAD SOUTH
ST. AUGUSTINE, FL 32086

The Articles of Incorporation for DISCOUNT COUPONS CORPORATION were filed on August 16, 2010, and assigned document number P10000067248. Please refer to this number whenever corresponding with this office.

Enclosed is the certification requested. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H10000183788.

To maintain "active" status with the Division of Corporations, an annual report must be filed yearly between January 1st and May 1st beginning in the year following the file date or effective date indicated above. If the annual report is not filed by May 1st, a $400 late fee will be added. It is your responsibility to remember to file your annual report in a timely manner.

A Federal Emplo_Identification Number (FEI/EIN) will be required when this report is filed. Contact the IRS at 1-200-829-4933 for an SS-4 form or go to www.irs.gov.

Please be aware if the corporate address changes, it is the responsibility of the corporation to notify this office.

Should you have questions regarding corporations, please contact this office at (850) 245-6879.

Ruby Dunlap
Regulatory Specialist II
New Filings Section
Division of Corporations	Letter Number: 910A00019691

P.O BOX 6327 —Tallahassee, Florida 32314

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation of DISCOUNT COUPONS CORPORATION, a Florida corporation, filed on August 16, 2010, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H10000183788. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is P10000067248.

Authentication Code: 910A00019691-081710-P10000067248-1/1

Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Seventeenth day of August, 2010

Dawn K. Roberts
Secretary of State

ARTICLES OF INCORPORATION In-compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I NAME
The name of the corporation shall be:
DISCOUNT COUPONS CORPORATION

ARTICLE II PRINCIPAL OFFICE
The principal street address and mailing address, if different is:
3521 KINGS ROAD SOUTH
ST. AUGUSTINE, FL 32086

ARTICLE III PURPOSE
The purpose for which the corporation is organized is:
ANY AND ALL LAWFUL BUSINESS

ARTICLE IV SHARES
The number of shares of stock is: The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time Is 10,000,000 shares of Common Stock, $0.00001 par value per share and 2,000.000 shares of Preferred Stock, $0.00001 par value per share with such rights end preferences as determined by the Board of Directors.

ARTICLE V INITIAL OFFICERS AND/OR DIRECTORS
List name(s), address(es) and specific title(s):
STEVEN P. MARTIN, President/Secretary/Treasurer	CHARLES ZITSMAN, Chief Operating Officer/
3521 KINGS ROAD SOUTH	Asst. Secretary, and Asst. Treasurer
ST AUGUSTINE, FL 32086	3521 KINGS ROAD SOUTH
ST AUGUSTINE, FL 32086

ARTICLE VI REGISTERED AGENT
The name and Florida street address (P.O. Box NOT acceptable) of the registered agent is:
NRAI Services, Inc.
2731 EXECUTNE PARK DRIVE, SUITE 4
WESTON, FL 33331

ARTICLE VII INCORPORATOR
The name and address of the Incorporator is:
MARY FORD, INCORPORATOR
111 E. WACKER DR., SUITE 2800
CHIGAGO, IL 60601

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Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

8/16/2010
Signature/Registered Agent	Date

8/12/2010
Signature/Incorporator	Date